Exhibit 99.1

CONTACT:	Hilary Ginsberg
Investor Relations
(212) 822-0767

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

REPORTS SECOND QUARTER 2021 RESULTS

New York, NY, July 26, 2021 – Apollo Commercial Real Estate Finance, Inc. (the “Company” or “ARI”) (NYSE:ARI), today reported results for the quarter and six-month period ended June 30, 2021.

For the second quarter of 2021, net income available to common stockholders per diluted share of common stock was $0.42 and Distributable Earnings (a non-GAAP financial measure defined below) and Distributable Earnings prior to realized losses and impairments on real estate owned and investments were $0.27 and $0.41 per share of common stock, respectively.

Commenting on the financial results, Stuart Rothstein, Chief Executive Officer and President of the Company said: “ARI had an active and successful first half of 2021, committing to over $1.4 billion of transactions in the United States and Western Europe. We remained focused on efficient capital deployment, as we funded a portion of our robust pipeline with the capital generated from $553 million of loan repayments. In addition, ARI continued to diversify the Company’s capital sources and strengthen the balance sheet with the completion of an eight-year debut $500 million 4.625% senior secured notes offering.”

ARI issued a detailed presentation of the Company’s three-month and six-month period ended June 30, 2021 results, which can be viewed at www.apolloreit.com.

Conference Call and Webcast:

Members of the public who are interested in participating in the Company’s second quarter 2021 earnings teleconference call should dial from the U.S., (877) 331-6553, or from outside the U.S., (760) 666-3769, shortly before 10:00 a.m. on Tuesday, July 27, 2021 and reference the Apollo Commercial Real Estate Finance, Inc. Teleconference Call (number 1651389). Please note the teleconference call will be available for replay beginning at 1:00 p.m. on Tuesday, July 27, 2021 and ending at midnight on Tuesday, August 3, 2021. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 1651389.

Distributable Earnings

“Distributable Earnings”, a non-GAAP financial measure is defined as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding), (ii) any unrealized gains or losses or other non-cash items (including depreciation and amortization on real estate owned) included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains (losses), other than (a) realized gains/(losses) related to interest income, and (b) forward point gains/(losses) realized on the Company’s foreign currency hedges, (v) the non-cash amortization expense related to the reclassification of a portion of the Company’s convertible senior notes (the “Notes”) to stockholders’ equity in accordance with GAAP, and (vi) provision for loan losses.

The weighted-average diluted shares outstanding used for Distributable Earnings per weighted-average diluted share has been adjusted from weighted-average diluted shares under GAAP to exclude shares issued from a potential conversion of the Notes. Consistent with the treatment of other unrealized adjustments to Distributable Earnings, these potentially issuable shares are excluded until a conversion occurs, which the Company believes is a useful presentation for investors. The Company believes that excluding shares issued in connection with a potential conversion of the Notes from its computation of Distributable Earnings per weighted-average diluted share is useful to investors for various reasons, including the following: (i) conversion of Notes to shares requires both the holder of a Note to elect to convert the Note and for the Company to elect to settle the conversion in the form of shares; (ii) future conversion decisions by Note holders will be based on the Company’s stock price in the future, which is presently not determinable; (iii) the exclusion of shares issued in connection with a potential conversion of the Notes from the computation of Distributable Earnings per weighted-average diluted share is consistent with how the Company treats other unrealized items in its computation of Distributable Earnings per weighted-average diluted share; and (iv) the Company believes that when evaluating its operating performance, investors and potential investors consider the Company’s Distributable Earnings relative to its actual distributions, which are based on shares outstanding and not shares that might be issued in the future.

As a REIT, U.S. federal income tax law generally requires the Company to distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that the Company pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. Given these requirements and the Company’s belief that dividends are generally one of the principal reasons shareholders invest in a REIT, the Company generally intends over time to pay dividends to its stockholders in an amount equal to its net taxable income, if and to the extent authorized by the Company’s board of directors. Distributable Earnings is a key factor considered by the Company’s board of directors in setting the dividend and as such the Company believes Distributable Earnings is useful to investors.

During the six months ended June 30, 2021, the Company recorded realized losses in the condensed consolidated statement of operations related to the change in expected sales timing of the Company’s real estate owned, held for sale, and the foreclosure of the collateral related to a hotel loan.

The Company believes it is useful to its investors to also present Distributable Earnings prior to realized losses and impairments on real estate owned, investments, and interest rate swap to reflect its operating results because (i) the Company’s operating results are primarily comprised of earning interest income on its investments net of borrowing and administrative costs, which comprise the Company’s ongoing operations and (ii) it has been a useful factor related to the Company’s dividend per share because it is one of the considerations when a dividend is determined. The Company believes that its investors use Distributable Earnings and Distributable Earnings prior to realized losses and impairments on real estate owned, investments, and interest rate swap, or a comparable supplemental performance measure, to evaluate and compare the performance of the Company and its peers.

A significant limitation associated with Distributable Earnings as a measure of the Company’s financial performance over any period is that it excludes unrealized gains (losses) from investments. In addition, the Company’s presentation of Distributable Earnings may not be comparable to similarly-titled measures of other companies, that use different calculations. As a result, Distributable Earnings should not be considered as a substitute for the Company’s GAAP net income as a measure of its financial performance or any measure of its liquidity under GAAP. Distributable Earnings are reduced for realized losses on loans which include losses that management believes are near certain to be realized.

A reconciliation of Distributable Earnings, and Distributable Earnings prior to realized losses and impairments on real estate owned, investments, and interest rate swap, to GAAP net income (loss) available to common stockholders is included in the detailed presentation of the Company’s three-month and six-month period ended June 30, 2021 results, which can be viewed at www.apolloreit.com.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a real estate investment trust that primarily originates, acquires, invests in and manages performing commercial first mortgage loans, subordinate financings and other commercial real estate-related debt investments. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, Inc., a high-growth, global alternative asset manager with approximately $461 billion of assets under management at March 31, 2021.

Additional information can be found on the Company’s website at www.apolloreit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words believe, expect, anticipate, estimate, plan, continue, intend, should, may or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: macro- and micro-economic impact of the COVID-19 pandemic; the severity and duration of the COVID-19 pandemic; actions taken by governmental authorities to contain the COVID-19 pandemic or treat its impact; the efficacy of vaccines or other remedies and the speed of their distributions and administration; the impact of the COVID-19 pandemic on the Company’s financial condition, results of operations, liquidity and capital resources; market trends in the Company’s industry, interest rates, real estate values, the debt securities markets or the general economy; the timing and amounts of expected future fundings of unfunded commitments; the return on equity; the yield on investments; the ability to borrow to finance assets; the Company’s ability to deploy the proceeds of its capital raises or acquire its target assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.